EXHIBIT 99.1

North America Frac Sand, Inc. – Closes on Acquisition of North America Frac Sand (CA) Ltd.

February 29, 2016 – North America Frac Sand Inc. ("NAFS" or the "Company") (OTCQB - NAFS, www.NAFSINC.ca) is pleased to announce completion of the due diligence required preceding the decision to close on the acquisition of North America Frac Sand (CA) Ltd. ("NAFS-CA"). The Company will be delivering the 37,800,000 shares of common stock issued to Canadian Sandtech Inc. ("CSI") from escrow. The completion of the audit of NAFS-CA is currently in progress. Upon completion the Company's financial statements will be restated to comply with the reverse takeover accounting rules.

About the Halt Trade Order – On February 22, 2016 the Alberta Securities Commission ("ASC") issued a 15-day Halt Trade Order until March 11, 2016. The Company would like to state that it has no knowledge of certain promotional activities being conducted by StockPromotions.com and OTCRockStar.com which are stating false and misleading information regarding information about the Company's reserves, its activities, and its future plans. Please disregard these promotions and do not rely upon the promotional material on these sites.

About Frac Sand: Frac Sand is a proppant used in the oil and gas business as a part of the hydraulic fracturing process – a means of increasing flow to the wellhead. Frac sand must have particular characteristics including achieving certain levels of crush resistance, sphericity and roundness, and it is therefore a relatively rare commodity.

About North America Frac Sand, Inc.

North America Frac Sand, Inc. (OTC QB "NAFS") is headquartered in Calgary Alberta. With our 30,000 acres of leases and lease options, it is our short term intent to prove out the balance of our significant resource. It is our long term intent to commence shipments as soon as possible.

CONTACT: North America Frac Sand, Inc. (OTCQB – "NAFS")

Investor Relations:

Phone: 587.896.1900

Email: info@nafsinc.ca

Please visit the Company's website at www.nafsinc.ca.

Should you wish to receive Company news via email, please email Anthony Ghitter at info@nafscinc.ca and specify "North America Frac Sand" in the subject line.

Forward-Looking Information: This news release contains certain forward-looking information. All information, other than information regarding historic fact that addresses activities, events or developments that the Company believes, expects or anticipates will or may occur in the future is forward-looking information. Forward-looking information contained in this news release includes, but is not limited to, the ability of the Company to continue selling frac sand in the future, on a spot basis or otherwise. The forward-looking information contained in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. With respect to the forward-looking information contained in this news release, the Company has made assumptions regarding, among other things, future prices for frac sand and by-products, future demand for processed frac sand and the ability of the Company to restructure its debts. The forward-looking information contained in this news release is subject to a number of risks and uncertainties that may cause actual results or events to differ materially from current expectations, including the general volatility of frac sand and by-product prices and demand, geological, technical, drilling and processing problems, future currency and interest rates, an unwillingness of the Company's lenders to refinance the Company's debts on terms favourable to the Company or at all and the ability of the Company to continue selling frac sand. Additionally, if the Company is unable to obtain additional financing, the Company may be required to curtail activities and/or liquidate its assets or the Company's creditors may seek to seize its assets. Any forward-looking information speaks only as of the date on which it is made and, except as may be required by applicable law, the Company disclaims any obligation to update or modify such forward-looking information, either because of new information, future events or for any other reason. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainty therein.